EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") made and entered into on this day of March _2__, 2010 (the "Effective Date")

Between InkSure Technologies Inc, a Delaware corporation (the "Company"), __________________________________________________ (hereinafter the "Company");

On the first part

And: Mr. Tal Gilat, ID No. 28956986 a citizen of Israel, with an address 8 Rachel Street, Givataim (hereinafter the "Employee", and together with the
Company: the "Parties")

On the second part

WHEREAS The Company is engaged in the development, production and marketing of (i) machine readable anti-counterfeiting and Track and Trace & Authentication products and (i) Chipless RFID technologies; and

WHEREAS The Company has offered that the Employee shall serve, as the Company's President & Chief Executive Officer ("CEO"), and the Employee agrees to be employed as such, all in accordance with the terms and conditions of this Agreement;

WHEREAS The Employee and the Company wish to establish the terms of their engagement with effect as of the Effective Date and onwards; and

Now, therefore, in consideration of the mutual covenants and conditions hereinafter set forth, it is agreed by the parties as follows:

1.   PREAMBLE

     The Preamble to this agreement forms an integral part thereof.

2.   POSITION

     2.1. The Company shall employ the Employee, and the Employee hereby agrees to and will serve as the Company's President & CEO from the Effective Date until otherwise decided by the Company's board of directors.


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     2.2. During the term of Employment hereunder, the Employee agrees to devote his total attention and time to the business and affairs of the Company as required to discharge the responsibilities assigned to the Employee hereunder. The Employee shall not be engaged in any other employment nor actively engaged in any other business activities, or in any other activities which may hinder the Employee's performance hereunder, with or without compensation, for any other person, firm or company without the prior written consent of the Company and shall have all responsibilities and powers that usually apply to the positions held by the Employee as CEO (in which period he shall also be considered a principal executive officer for purposes of SEC filings).

     2.3. While serving as CEO, the Employee shall report to the board of directors.

     2.4. The scope of the Employee's position in the Company shall include from time to time, at the Company's sole discretion, rendering the same services stipulated herein, in whole or in part, also to any of the Company's subsidiaries. For the avoidance of any doubt, the parties hereby stipulate that rendering such services as aforesaid shall constitute an integral part of the Employee's position in the Company and shall not entitle the Employee with any right to additional compensation, remuneration or fee whatsoever. It is further agreed, that should the Employee claim for or demand from the Company or any of its subsidiaries any compensation, remuneration or fee for services rendered by him to any of such subsidiaries, the Company shall set-off and reduce the Employee's remuneration under this Agreement with the same amount claimed by the Employee from the subsidiaries.

     2.5. The Employee's duties shall be in the nature of management duties that demand a special level of loyalty and accordingly the Work Hours and Rest Law 1951 of Israel, including any law amending or replacing such law, shall not apply to this Agreement. The parties hereto confirm that this is a personal services contract and that the relationship between the parties hereto shall not be subject to any general or special collective employment agreement or any industry custom or practice, or practice of the Company in respect of any of its other employees or contractors. The Employee agrees that the execution and delivery by the Employee of this Agreement and the fulfillment of the terms hereof (i) does not conflict with any agreement or undertaking by which the Employee is bound; and (ii) does not require the consent of any person or entity

3.   SALARY

     3.1. The Company shall pay the Employee a monthly salary of 50,000 NIS gross (hereinafter the "Base Salary"), payable each month not later than the seventh day of the month. The Base Salary will be paid in NIS (New Israeli Shekel).

          The Base Salary includes remuneration for working overtime and on days of rest, and the Employee shall not be entitled to any further remuneration or payment whatsoever other than the Base Salary and/or benefits, unless expressly specified in this Agreement. The Employee acknowledges that the Base Salary constitutes due consideration to the Employee for working overtime and on days of rest


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     3.2. The Employee will be entitled to targeted 2010 Management By
          Objectives (MBO) gross bonus of 480,000 NIS at 100% achievement. The MBO targets will be set by the Board of Directors no later than May 31, 2010.

          For the avoidance of doubt, the bonus for the achievement of the target will not be part of the base salary and will not be subject to pension or any other fringe benefits.

     3.3. The Employee shall be entitled to reimbursement for all expenses incurred by him in the performance of his duties hereunder, pursuant to the Company's prevailing policy for such reimbursements, and in the absence of such established policy - as approved by the Company's board of directors (or its designees), provided that in any case the Employee shall provide the Company with all appropriate receipts and conform with the tax regulations, if any.

     3.4. The Employee and the Company both acknowledge and agree, that upon the mutual written agreement of the Company and the Employee, the Employee's salary may be paid by either of the subsidiaries on behalf of the Company, but always subject to Section 2.4. The Company further acknowledges that this section 3.4 does not affect the Company's obligation to pay the Employee's Base Salary or benefits pursuant to this Agreement.

4.   BENEFITS

     4.1. The Company shall effect a Manager's Insurance Policy in the name of the Employee, and shall pay a sum of up to 15.83% of the Base Salary towards such Policy, of which 8.33% will be on account of severance pay, 5% on account of pension fund payments and up to a further 2.5% on account of disability pension payments. The Company shall deduct 5% from the Base Salary to be paid on behalf of the Employee towards such Policy. The Employee may extend an existing policy or plan and incorporate it into the Policy at his discretion provided that such extension may not impose any incremental cost for the company.

     4.2. The Company and the Employee shall maintain an advanced study fund (Keren Hishtalmut Fund). The Company shall contribute to such fund an amount equal to 7.5% of the Base Salary, and the Employee shall contribute to such fund an amount equal to 2.5% of the Base Salary provided however, that such company's contributed amounts will be limited to the maximum amount which is tax-exempted by the employee. The Employee hereby instructs the Company to transfer to such fund the amount of the Employee's and the Company's contribution from each monthly Base Salary payment.

     4.3. All taxes due, if any pursuant to section 4.1 and 4.2 above shall be borne and paid by the employee.

     4.4. The Parties hereby adopt the Israeli Labor Ministry warrant from
          30.6.98 and declare that the company's payment to the Bituach Menahalim (8.33% for the severance payment) shall constitute the company's whole obligation for severance payments according to section 14 of the severance payment law - 1963 (Israel).


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     4.5. The Employee shall be entitled to a vacation leave of twenty (20)
          working days per year. Up to one years' equivalent of vacation days (20 days) may be accumulated and/or carried forward. Any vacation accumulated in excess thereof shall expire.

     4.6. COMPANY CAR. The Employee shall be entitled to a company car in accordance with the Company's policy. It is agreed that the car will be 2000cc or a car of a similar class. The Company will bear all of the fixed and variable maintenance costs, including license, insurance, gas, repairs, etc., but excluding personal traffic fines and the like. The Employee will bear all tax consequences arising out of the possession and use of the car ("HACHNASA ZKUFA") and shall not be entitled to any reimbursement therefore. The Employee shall bear all expenses, loses, damages etc. caused as a result of the breach of his duties under the Company's and the leasing company's instructions for use of the car, and the Company is entitled to deduct any such amount from any amount owing to the Employee. The Car will be returned to the Company by the Employee upon the termination of employment. The Employee's spouse and children may be granted use of the car; no other person, except as otherwise authorized by the Company, shall be granted use the car. Terms of use of the Company car will be in accordance with the Company's policies and guidelines.

     4.7. The Employee shall be entitled to a complete medical checkup once a year. Corresponding tax, if any, will be deducted at source by the company.

     4.8. The Company shall cause the Employee to be included in its directors and officer's liability insurance, covering customary officer's liabilities.

     4.9. The Employee shall be entitled to Dmey Havra'a as provided in a collective bargaining agreement to which the General Labor Union of the Workers in Israel is a party regarding the payment of Dmey Havra'a that is force and effect.

     4.10. CELLULAR PHONE. The Employee shall be granted the use of a cellular phone in accordance with the Company's internal policies and procedures. The Company shall bear certain costs relating to the use and maintenance of the cellular phone, excluding income tax imposed in connection therewith. The Employee undertakes to use the cellular phone in accordance with Company's procedures.

5.   NON DISCLOSURE, COMPETITIVE ACTIVITY AND OWNERSHIP OF INVENTIONS

     Simultaneously with the signing of this Agreement the Employee shall sign the Non-Disclosure, Unfair Competition and Ownership of Inventions undertaking in favor of the Company and any subsidiary and parent company of the Company, attached hereto as APPENDIX A, WHICH SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.


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6.   TERM AND TERMINATION

     6.1. The Employee may terminate this Agreement for any reason upon ninety
          (90) days' prior written notice, and the Company may terminate this Agreement for any reason upon ninety (90) days' prior written notice (each such period being a "Prior Notice Period"), provided, however, that the Company may terminate this Agreement for a "justifiable cause" (as hereinafter defined) without prior notice. During the Prior Notice Period the Employee shall be entitled to payment of the Base Salary and all benefits pursuant to this Agreement.

          In addition, any unvested options for Company's shares held by the Employee shall continue to vest during the Prior Notice Period.

     6.2. "Justifiable Cause" shall mean: (i) embezzlement of funds of the Company, or its affiliate by the Employee; (ii) the Employee's indictment of any crime involving moral turpitude or dishonesty; (iii) a material breach of the Employee's fiduciary duties or duties of care to the Company; (iv) a material breach by the Employee of the material terms of this Agreement or of a material undertaking entered into by the Employee to the Company with respect to this Agreement, which was not cured within 15 days from written notice thereof; or (v) any other act or omission that would legally entitle the Company to dismiss the Employee without payment of severance pay in connection with such dismissal.

     6.3. During the period following notice of termination by any party for any reason, the Employee shall cooperate with the Company and use his best efforts to assist the integration into the Company's organization of the person or persons who will assume the Employee's responsibilities. At the option of the Company, the Employee shall during such period either continue with his or her duties or remain absent from the premises of the Company.

7.   MISCELLANEOUS

     7.1. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and with respect to the period as of the Effective Date. Any prior understandings, undertakings or representations with respect to the subject matter hereof, written or oral, shall be of no force or effect. It is hereby clarified that the Previous Agreements shall have no further force or effect for the period as of the Effective Date and onwards.

     7.2. This Agreement may be amended only by a document signed by both
          Parties.

     7.3. No rights of any Party shall be prejudiced or restricted by an indulgence or forbearance to any party, and no waiver by any party in respect of any breach shall operate as a waiver in respect to a subsequent breach.

     7.4. Any notice, demand, call or request under this Agreement (hereinafter a "Communication") which a Party may desire to serve, or be required to serve upon the other Party, shall be in writing and shall be deemed sufficiently served if: (a) delivered by hand; or (b) if sent by courier that guarantees delivery of such Communication within seventy two (72) hours, addressed to the other Party's address as set forth in the preamble to this Agreement; or (c) sent by facsimile or email with confirmation of receipt.


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     7.5. The addresses of the Parties for the purpose of this Agreement are as set forth in the preamble to this Agreement.

IN WITNESS WHEREOF, the Parties hereunto cause this Agreement to be duly executed.


INKSURE TECHNOLOGIES INC.

/s/ Gadi Peleg
-------------------------
By: Gadi Peleg
Title: Chairman of the Board


/s/ Tal Gilat
-------------------------
By: Tal Gilat


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                                   APPENDIX A

THIS UNDERTAKING ("Undertaking") is entered into as of the 2 day of March, 2010, by Mr. Tal Gilat, ID No. 28956985 a citizen of Israel, with an address at 8 Rachel Street, Givataim (the "Employee").

WHEREAS the Company and Employee are entering into an employment agreement as of the date hereof;

NOW, THEREFORE,     the Employee undertakes and warrants towards the Company and any subsidiary and parent company of the Company as follows:

1.   Confidential Information.

     1.1. The Employee acknowledges that he has, and will have, access to confidential and proprietary information, including information concerning activities of the Company and any of its parent, subsidiary and affiliated companies, and that he has, and will have, access to technology regarding the product research and development, patents, copyrights, customers (including customer lists), suppliers (including suppliers lists), marketing plans, strategies, forecasts, trade secrets, test results, formulae, processes, data, know-how, improvements, inventions, techniques and products (actual or planned) of the Company and any of its parent, subsidiary and affiliated companies. Such information in any form or media, whether documentary, written, oral or computer generated, shall be deemed to be and referred to herein as "PROPRIETARY INFORMATION".

     1.2. During the term of his employment or at any time after termination thereof for any reason, the Employee shall not disclose to any person or entity without the prior consent of the Company any Proprietary Information, whether oral or in writing or in any other form, obtained by the Employee while in the employment of the Company (including, but not limited to, the processes and technologies utilized and to be utilized in the Company's business, the methods and results of the Company's research, technical or financial information, employment terms and conditions of the Employee and other Company employees or any other information or data relating to the business of the Company or any information with respect to any of the Company's customers).

     1.3. Proprietary Information shall be deemed to include any and all proprietary information disclosed by or on behalf of the Company irrespective of form, but excluding information that has become a part of the public domain not as a result of a breach of this Undertaking by the Employee.

     1.4. The Employee agrees that all memoranda, books, notes, records (contained on any media whatsoever), charts, formulae, specifications, lists and other documents made, compiled, received, held or used by the Employee while in the employment of the Company, concerning the Company or its business (including its trade secrets) (the "MATERIALS"), shall be the Company's sole property and all originals or copies thereof shall be delivered by the Employee to the Company upon termination of the Employee's employment or at any earlier or other time at the request of the Company, without the Employee retaining any copies thereof.


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2.   UNFAIR COMPETITION AND SOLICITATION.

     The Employee acknowledges that the provisions of this Undertaking are reasonable and necessary to legitimately protect the Company's Proprietary Information, its property (including intellectual property) and its goodwill (the "COMPANY'S MAJOR ASSETS"). The Employee further acknowledges that he has carefully reviewed the provisions of this Undertaking, he fully understands the consequences thereof and he has assessed the respective advantages and disadvantages to him of entering into this Undertaking.

     In light of the above provisions, the Employee represents and undertakes:

     2.1. That during the term of his employment in the Company and for a period of twelve (12) months thereafter, he shall not engage, establish, open or in any manner whatsoever become involved, directly or indirectly, either as an employee, owner, partner, agent, shareholder, director, consultant or otherwise, in any business, occupation, work or any other activity which is reasonably likely to involve or require the use of any of the Company's Major Assets.

     2.2. That during the term of his employment in the Company and for a period of twelve (12) months thereafter, he shall not become financially interested or render services to any entity or business which competes or likely to compete with the Company or its parent, subsidiary or affiliated companies directly or indirectly.

     2.3. That during the term of his employment in the Company and for twelve
          (12) months thereafter, not to induce any employee, consultant, director, officer, subcontractor of the Company or of any of its parent, subsidiary or affiliated companies to terminate its service therewith, and that he has not engaged in such solicitation activities since the beginning of his employment in the Company (and any of its parent, subsidiary and affiliated companies).

3.   OWNERSHIP OF INVENTIONS.

     The Employee will notify and disclose to the Company, or any persons designated by it, all information, improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by the Employee, either alone or jointly with others, since the beginning of his employment in the Company (and any of its parent, subsidiary and affiliated companies) and anytime thereafter (including after hours, on weekends or during vacation time) (all such information, improvements, inventions, formulae, processes, techniques, know-how, and data are hereinafter referred to as the:
     "INVENTIONS" or "INVENTION") immediately upon discovery, receipt or invention as applicable. In the event that the Employee, for any reason, refrains from delivering the Invention upon grant of notice regarding the Invention, as described above, the Employee shall notify the Company of the Invention and specify in such notice the date in which the Invention shall be delivered to the Company and the reason for delay in such delivery. The Invention shall be delivered as soon as possible thereinafter.

     Delivery of the notice and the Invention shall be in writing, supplemented with a detailed description of the Invention and the relevant documentation. The Employee agrees that all the Inventions shall be the sole property of the Company, and the Company shall be the sole owner of all patents and other rights in connection with such Inventions. The Employee hereby assigns to the Company any rights the Employee may have or acquire in such Inventions. In order to avoid any doubt, it is hereby clarified that a lack of response from the Company with respect to the notice of the Invention or of its delivery, shall not be considered a waiver of ownership of the Invention, and in any event the Invention shall remain the sole property of the Company.


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     The Employee further agrees as to all such Inventions to assist the
     Company, or any persons designated by it, in every proper way to obtain and from time to time enforce such Inventions in any way including by way of patents over such Inventions in any and all countries, and to that effect the Employee will execute all documents for use in applying for and obtaining patents over and enforcing such Inventions, as the Company may desire, together with any assignments of such Inventions to the Company or persons or entities designated by it.

     The Employee shall not be entitled, with respect to all of the above, to any monetary consideration or any other consideration except as explicitly set forth in its employment agreement, or in any other written agreement or arrangement signed by the Company. With respect to all of the above any, oral understanding, communication or agreement not duly signed by the Company shall be void.

4.   GENERAL.

     4.1. The Employee acknowledges that the provisions of this Undertaking serve as an integral part of the terms of his employment and reflect the reasonable requirements of the Company in order to protect its legitimate interests with respect to the subject matter hereof. If any provision of this Undertaking (including any sentence, clause or part thereof) shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any particular provision contained in this undertaking shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing the scope of such provision so that the provision is enforceable to the fullest extent compatible with applicable law.

     4.2. The provisions of this Undertaking shall continue and remain in full force and effect from the beginning of the employment of the Employee in the Company and following the termination such employment relationship for whatever reason. This Undertaking shall not serve in any manner as to derogate from any of the Employee's obligations and liabilities under any applicable law or agreement.


                                                             Tal Gilat
                                                      --------------------------
                                                          Name of Employee


                                                           /s/ Tal Gilat
                                                      --------------------------
                                                              Signature